                                                                   EXHIBIT 10.14

                           STOCK REDEMPTION AGREEMENT

         STOCK REDEMPTION AGREEMENT dated as of August 21, 1992 by and among NARRAGANSETT/PRESCOTT, INC., a Delaware corporation ("Narragansett"), DESOTO, INC., a Delaware corporation ("DeSoto"), and MATTHEW T. CARROLL
("Stockholder").

                                  WITNESSETH:

         WHEREAS, Stockholder is the owner of $34,722 shares of the Common Stock, $.01 par value per share, of Narragansett (the "Redemption Stock");

         WHEREAS, Narragansett is the owner of all of the issued and outstanding capital stock of J. L. Prescott Company, a New Jersey corporation ("Prescott");

         WHEREAS, Prescott, DeSoto and DeSoto Subsidiary One Corp. ("Newco"), a New Jersey corporation and wholly-owned subsidiary of DeSoto, have entered into a Plan and Agreement of Merger (the "Merger Agreement") dated the date hereof whereby Prescott shall merge with Newco (the "Merger"); and

         WHEREAS, (i) Narragansett desires to redeem, and Stockholder desires to sell to Narragansett, the Redemption Stock and (ii) DeSoto desires to assume any and all of Narragansett's obligations hereunder, all as hereinafter set forth and in both instances, assuming and immediately following the consummation of the Merger.

         NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Subject to (i) the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement and (ii) the terms and conditions set forth herein, Stockholder shall sell, assign, convey and deliver the Redemption Stock to Narragansett and Narragansett shall redeem the Redemption Stock, on the Closing Date (as defined herein). Simultaneously with Stockholder's execution hereof, Stockholder has delivered to Narragansett stock certificate(s) representing the Redemption Stock, accompanied by a stock power duly endorsed in blank (the "Escrow Documents"), to be held by Narragansett in escrow and to be distributed as follows: (i) if the Closing (as defined herein) occurs, the Escrow Documents shall immediately be released and delivered to Narragansett for its sole and exclusive benefit; and (ii) if this Agreement is terminated due to a Termination Event (as defined herein), the Escrow Documents shall immediately be released and delivered to Stockholder for his sole and exclusive benefit.

         2. The aggregate redemption price for the Redemption Stock shall be an amount equal to $265,000 and shall be payable as follows: $100,000 on the Closing Date and $55,000 on each of the first three (3) anniversaries of the Closing Date. Each payment set forth in this Section 2 shall be considered to include the payment of interest, compounded annually, at a rate equal to the "applicable Federal short term rate" as determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, on unpaid amounts.

         3. The closing of the redemption of the Redemption Stock provided for herein (the "Closing") shall take place immediately following the Effective Time (as defined in the Merger Agreement) or at such other time and date as may hereafter be mutually agreed upon in writing by the parties (such time and date of Closing being hereinafter called the "Closing Date"). This Agreement shall terminate and no party hereto shall have any obligations hereunder (other than the obligation of Narragansett to return the Escrow Documents to Stockholder as contemplated by Section 1 hereof) if (i) the Merger Agreement is terminated pursuant to the terms thereof or (ii) the Merger is not consummated for any reason whatsoever on or prior to March 31, 1993 (any of the events described in clauses (i) or (ii) shall be referred to herein as a "Termination Event").

         4. Subject to the terms and conditions herein contained, at the Closing, the Stockholder shall deliver to Narragansett stock certificate(s) representing the Redemption Stock, accompanied by a properly executed stock power(s) duly endorsed in blank and the release described below. It is understood that such delivery of certificates and stock powers is intended to be made by the delivery of the Escrow Documents to Narragansett from the escrow described herein, and that immediately following the Effective Time, Narragansett shall deliver, and is hereby irrevocably authorized to deliver, the Escrow Documents as provided in Section 1 hereof.

         5. Immediately following the Effective Time, without any further action required by the parties hereto, DeSoto shall assume, and shall be liable and responsible for, as additional consideration pursuant to the Merger Agreement, any and all of Narragansett's obligations set forth in Section 2 hereof as if DeSoto was originally bound thereby. DeSoto and Stockholder hereby acknowledge and agree that upon consummation of the Closing, neither of such parties shall have any recourse whatsoever to Narragansett, and each hereby waives any recourse whatsoever to Narragansett and unconditionally releases Narragansett from any and all obligations, with respect to this Agreement and the transactions contemplated hereby, and that any default by DeSoto with regard to the assumed payment obligations set forth in Section 2 hereof shall not give

Stockholder any right, claim or cause of action to seek relief from Narragansett and/or any of its directors, officers, employees, agents or stockholders.

         6. Stockholder, Narragansett and Narragansett First Fund ("NFF") hereby agree that, as to the Stockholder only, the Letter Agreement (the "Letter Agreement") dated March 31, 1988 by Narragansett and NFF in favor of the stockholders of Narragansett relating to registration rights, shall, without further notice or action by any party, be terminated and of no further force or effect effective as of the Closing Date following the redemption contemplated herein. In addition, the Stockholder and Narragansett hereby agree that the Stockholders Agreement dated March 31, 1988 among Narragansett and its stockholders (the "Stockholders Agreement") with respect to the Stockholder, shall, without further notice or action by any party, be terminated and of no further force or effect effective as of the Closing Date following the redemption contemplated herein.

         7.  Stockholder represents and warrants to Narragansett as follows:

                 (a) Stockholder is the sole record and beneficial owner of the Redemption Stock, has good, marketable and indefeasible title to such Redemption Stock, and has the absolute right and power to deliver such Redemption Stock pursuant to this Agreement, free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, or any other encumbrances of any kind, other than as set forth in the Stockholders Agreement and the Letter Agreement.

                 (b) The stock certificate(s) registered in the name of Stockholder delivered into escrow on the date hereof represents all of the capital stock of Narragansett owned by Stockholder.

                 (c) Stockholder has received a final copy of the Merger Agreement and hereby acknowledges that pursuant to the terms thereof and certain other documents to be entered into by Prescott in connection therewith, (i) Narragansett is entitled to receive, as the sole Stockholder of Prescott, for its own account, 261,387.5 shares of common stock of DeSoto which shall be unregistered but subject to certain registration rights and 261,387.5 contingent value rights and
         (ii) Prescott's senior lenders shall be entitled to receive, upon the direction of Narragansett following the Bank Debt Restructuring (as defined in the Merger

         Agreement), 261,387.5 shares of DeSoto common stock and 261,387.5 contingent value rights. Stockholder understands that by entering into this Agreement and upon the consummation of the transactions contemplated hereby, Stockholder shall have no right of any kind as a stockholder of Narragansett to any of the shares of DeSoto common stock or contingent value rights to be received by Narragansett in connection with the Merger, or by any of Prescott's senior lenders in connection with the Bank Debt Restructuring. Stockholder further acknowledges that he has elected to bargain for the liquidity of his investment in Narragansett as contemplated by this Agreement rather than a continued investment as a stockholder of Narragansett in the DeSoto common stock and contingent value rights to be delivered to Narragansett pursuant to the Merger Agreement and that Narragansett has agreed to provide such liquidity at Stockholder's request and to Narragansett's detriment.

                 (d) Narragansett has made available to Stockholder, prior to the date hereof, the opportunity to ask questions of and receive answers from representatives of Narragansett concerning the terms and conditions of the Merger, and to obtain any information relative to the financial data and business of Narragansett and DeSoto as of the date hereof and as contemplated following the Closing Date.

                 (e) Stockholder's knowledge and experience in financial and business matters and his status as a stockholder of Narragansett and President of Prescott, Narragansett's sole asset, are such that Stockholder has been able to evaluate the merits of selling the Redemption Stock to Narragansett and has determined that it is a suitable transaction for him.

         8. At the Closing, Stockholder shall execute a release substantially in the form attached hereto as Exhibit A.

         9.  Miscellaneous.

         (a) Notices. All notices given hereunder shall be in writing and shall be delivered personally or sent by prepaid registered or certified mail, return receipt requested, addressed as follows:

              If to Narragansett:

                          Narragansett/Prescott, Inc.
                          c/o Narragansett Capital, Inc. Manufacturing Group One Turks Head Place
                          Suite 1550
                          Providence, RI 02903
                          Attention: Arthur D. Little
              with a copy to:

                          Edwards & Angell
                          2700 Hospital Trust Tower
                          Providence, RI 02903
                          Attention: Christopher D. Graham

              If to Stockholder:

                          Matthew T. Carroll
                          26 West 465 Huntergate Road
                          St. Charles, IL 60175

              with a copy to:

                          Rudnick & Wolfe
                          Suite 1800
                          203 North LaSalle Street
                          Chicago, IL 60601
                          Attention: Stephen A. Landsman

              If to DeSoto:

                          DeSoto, Inc.
                          1471 Business Center Drive
                          Suite 800
                          Mt. Prospect, IL 60056
                          Attention: William Spier

              with a copy to:

                          Fried, Frank, Harris, Shriver & Jacobson
                          1 New York Plaza
                          New York, NY 10004
                          Attention: Peter S. Golden

         (b) Confidential. This Agreement is confidential and shall not be made public by any party hereto except as required by law or if necessary in order to enforce this Agreement.

         (c) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         (d) Assignment; Survival of Representations. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided, however that Stockholder shall not make any assignment of Stockholder's rights under this Agreement and that Narragansett may assign its obligations hereunder to DeSoto. All agreements, representations and warranties made herein or in connection herewith shall survive the execution and delivery of this Agreement.

         (e) Expenses. All legal and other expenses incurred in connection with the negotiation, preparation and execution of this Agreement shall be paid by the respective parties hereto.

         (f) No Waiver; Cumulative Remedies. The parties to this Agreement will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by any of them to have waived, or to be estopped from exercising, any of their rights or remedies under this Agreement. Any waiver, modification, amendment, change, termination or rescission of this Agreement shall be effective only if in writing and signed by all of the parties hereto. No single or partial exercise by any party to this Agreement of any right or remedy will preclude any other or further exercise thereof or preclude the exercise of any other right or remedy. Except as set forth herein, the remedies of the parties provided for in this Agreement shall be cumulative and shall not preclude the assertion by any party of any other rights such party may have under applicable law or otherwise.

         (g) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware.

         (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (i) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

         (j) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

         (j) ACKNOWLEDGEMENT. STOCKHOLDER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT AND HAS CONSULTED WITH AN ATTORNEY OF HIS CHOICE REGARDING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                        NARRAGANSETT/PRESCOTT, INC.

                                        By  /s/ Arthur D. Little
                                            ------------------------------------
                                            Chairman



                                        DESOTO, INC.

                                        By  /s/ William Spier
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

                                        /s/ Matthew Carroll
                                        ----------------------------------------
                                        Matthew Carroll


Agreed and accepted to
insofar as its interests
may appear in Paragraph 6
hereof:

NARRAGANSETT FIRST FUND
By:      Narragansett Management Partners,
         its General Partner

         By  /s/ Arthur D. Little
             -----------------------------
             Arthur D. Little

                                   EXHIBIT A

                                    RELEASE

         To all to whom these presents shall come or may concern, know that Matthew T. Carroll ("Releasor") for good and valuable consideration received from Narragansett/Prescott, Inc. ("NPI"), a Delaware corporation, and Narragansett First Fund (collectively, "Releasee"), including the release by NPI of Releasor from non-competition covenants in that certain Stockholders' Agreement as described in the Stock Redemption Agreement defined below, the receipt whereof is hereby acknowledged, hereby releases and discharges the Releasee and Releasee's shareholders, partners, directors, officers, employees, successors and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever ("Claims"), in law, admiralty or equity, whether known or unknown, which against such persons the Releasor and/or Releasor's heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or things whatsoever from the beginning of the world to the day of the date of this Release; including, but not limited to, any and all Claims relating to (i) Releasor's employment by J.L. Prescott Company ("Prescott"), a wholly-owned subsidiary of NPI, (ii) Releasor's appointment as an officer of Prescott, (iii) Releasor's status as an equity holder of NPI and as a former equity holder of Prescott, and (iv) any Claims by Releasor arising out of the Stock Redemption Agreement (the "Stock Redemption Agreement") dated August 21, 1992 among Releasor, NPI and DeSoto, Inc. ("DeSoto"), provided, however, that the release contained in this clause (iv) shall not in any way constitute a release of DeSoto of its obligations under the Stock Redemption Agreement.

         Whenever the text hereof requires, the use of singular number shall include the appropriate plural number as the text of the within instrument may require.

         This Release may not be changed orally.

         IN WITNESS WHEREOF, the Releasor has executed this Release on this _____ day of_______, 1992.

                                        -------------------------------------
                                                  Matthew T. Carroll

IN PRESENCE OF:

STATE OF
         -------------------------

COUNTY OF
          ------------------------

         In ___________________________, on the ____ day of ______________,
1992, before me personally appeared Matthew T. Carroll, to me known and known by me to be the person executing the foregoing instrument and he acknowledged said instrument by him executed to be his free act and deed.




                                        ---------------------------------------
                                        Notary Public
                                        My commission expires:





                                      -2-